UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2024

DEVVSTREAM CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-40977	86-2433757
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2108 N St., Suite 4254 Sacramento, California	95816
(Address of principal executive offices)	(Zip Code)

(647) 689-6041
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	DEVS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

On December 6, 2024, DevvStream Corp. (the “Company”), the successor of Focus Impact Acquisition Corp. following the consummation of its business combination with DevvStream Holdings Inc. on November 6, 2024 (the “Business Combination”), issued a notice (the “Warrant Adjustment Notice”) to Continental Stock Transfer & Trust Company, as warrant agent (“CST”), and the holders of warrants (the “Warrants”) that were issued pursuant to the warrant agreement (the “Warrant Agreement”), dated November 1, 2021, by and between the Company and CST , notifying CST and holders of the following adjustments to the Warrants (the “Warrant Adjustments”):

• the adjustment to the warrant price of the Warrants from $11.86 per share to $1.52 per common share of the Company (“Common Share”) (representing 115% of the Newly Issued Price (as defined below) which is greater than the Market Value (as defined below));

• the adjustment of the $18.00 per share redemption trigger price described in Section 6.1 and Section 6.2 of the Warrant Agreement to $2.39 per Common Share (representing 180% of the Newly Issued Price which is greater than the Market Value);

• the adjustment of the $10.00 per share redemption trigger price described in Section 6.2 of the Warrant Agreement to $1.32 (representing the Newly Issued Price which is greater than the Market Value); and

• pursuant to Section 4.2 of the Warrant Agreement, as a result of the consummation of the Business Combination, each Warrant will be exercisable for 0.9692 Common Shares.

The Warrant Adjustments were required pursuant to Section 4.2 and Section 4.4 of the Warrant Agreement as a result of (i) the Company issuing Common Shares at an effective issue price of $1.32 per share (the “Newly Issued Price”) for capital raising purposes in connection with the closing of the Business Combination, (ii) the aggregate gross proceeds from such issuances representing more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Business Combination on the date of the completion of the Business Combination (net of redemptions), (iii) the volume-weighted average trading price of the Common Shares during the twenty (20) trading day period starting on the trading day prior to the day on which the Company consummated the Business Combination (such price, the “Market Value”) being below $9.20 per share, and (iv) the consummation of the Business Combination resulting in a decrease of the number of issued and outstanding shares by way of a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event. The Market Value was determined to be approximately $0.94 per share, which is the the volume-weighted average trading price of the Common Shares during the twenty (20) trading day period starting on the trading day prior to the day on which the Company consummated the Business Combination.

A copy of the Warrant Agreement that has previously been filed on November 1, 2021 with the U.S. Securities and Exchange Commission is filed with this Current Report on Form 8-K as Exhibit 4.1 and is incorporated by reference herein. The Warrant Adjustment Notice is furnished as Exhibit 99.1 hereto, and is also incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1
Warrant Agreement, dated November 1, 2021, by and between FIAC and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed by FIAC on November 1, 2021).

99.1	Warrant Adjustment Notice, dated December 6, 2024.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2024
DEVVSTREAM CORP.

	By:	/s/ David Goertz
	Name:	David Goertz
	Title:	Chief Financial Officer

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